Exhibit 99.1

NEWS RELEASE

Skyline Corporation

2520 By-Pass Road

P.O. Box 743

Elkhart, Indiana 46515-0743

(574) 294-6521

SKYLINE CORPORATION’S SPECIAL COMMITTEE RETAINS FINANCIAL AND

LEGAL ADVISORS TO ASSIST IN STRATEGIC REVIEW

ELKHART, INDIANA – OCTOBER 28, 2014 – Skyline Corporation (NYSE MKT: SKY) (“Skyline” or the “Company”) today announced that its recently formed Special Committee of the Board of Directors (the “Special Committee”) has retained Western Reserve Partners LLC as its financial advisor and Ice Miller LLP as its legal advisor to assist the Special Committee in its evaluation of strategic initiatives. The Special Committee is comprised of three independent directors of Skyline Corporation, John C. Firth (Chairman), Jerry Hammes and Samuel S. Thompson.

The Skyline Board and management remain committed to executing the Company’s strategic plan and to continuing to drive value creation for all shareholders. There is no set timetable for the review process, and there is no guarantee that any transaction will ultimately take place as a result of the review.

About Skyline Corporation

Skyline Corporation and its consolidated subsidiaries designs, produces, and markets manufactured housing, modular housing and park models to independent dealers and manufactured housing communities located throughout the United States and Canada. Skyline Corporation was originally incorporated in Indiana in 1959, as successor to a business founded in 1951, and is one of the largest producers of manufactured housing, modular housing and park models in the United States. For more information, visit www.skylinecorp.com.

Forward-Looking Statements

This press release contains certain forward-looking information about Skyline that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline. Skyline cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: consumer confidence and economic uncertainty; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing and recreational vehicle industries; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to the Company; market demographics; and management’s ability to attract and retain executive officers and key personnel.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. Skyline assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.